                                                                    EXHIBIT 10.1

                           EARLY CONVERSION AGREEMENT

      This EARLY CONVERSION AGREEMENT (this "Agreement"), dated as of July ___, 2003, is made and entered into by and among Coeur d'Alene Mines Corporation, an Idaho corporation (the "Company"), and each of the persons signatory and listed on Annex A hereto (each, a "Holder" and collectively, the "Holders").

                                    RECITALS

      WHEREAS, each Holder is a holder of the Company's 9% Convertible Senior Subordinated Notes due February 26, 2007 (the "Notes"), which Notes were issued under that certain Indenture, dated as of February 26, 2003 (as amended by the Amendments (as hereinafter defined), the "Indenture"), between the Company and The Bank of New York, a New York banking corporation, as trustee (the "Trustee");

      WHEREAS, the Company and certain holders of the Notes entered into that certain Waiver and Amendment dated as of May 19, 2003 (the "First Waiver and Amendment");

      WHEREAS, immediately prior hereto, the Company and the Holders entered into that certain Waiver and Amendment, attached hereto as Exhibit A (the "Second Waiver and Amendment" and, together with the First Waiver and Amendment, the "Amendments"), dated as of the date hereof.

      WHEREAS, the Notes are convertible, at the option of each holder of the Notes, into shares of common stock, par value $1.00 per share, of the Company (the "Common Stock"), in accordance with the terms of the Indenture;

      WHEREAS, each Holder desires, on the terms and conditions set forth herein and in the Indenture, to exercise its option to convert a portion of the principal amount of the Notes held by such Holder into shares of Common Stock; and

      WHEREAS, the Second Amendment and Waiver, in part, increased the number of shares of Common Stock issuable as Additional Voluntary Conversion Interest (as such term was previously defined in the Indenture prior to the Amendments) upon the early conversion of a portion of the Notes (such increase in the number of shares of Common Stock issuable as Additional Voluntary Conversion Interest due to the effect of the Second Amendment and Waiver, the "Extra Shares"), in consideration for which the Holders have agreed to enter into this Agreement to effect the early conversion of a portion of the Notes held by such Holders.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. CONVERSION OF NOTES. On the terms and subject to the conditions of this Agreement and the Indenture, each Holder hereby agrees to convert into Common Stock the principal amount of Notes set forth with respect to such Holder on Annex A hereto under the


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column entitled "Principal Amount of Notes to be Converted." Each Holder will effect such conversion under the terms of the Indenture by the delivery to the Company a properly completed and executed Election To Convert, the form of which was attached as part of Exhibit A to the Indenture. For information purposes only, the number of shares of Common Stock to be issued by the Company under the terms of the Indenture as a result of such Election To Convert is set forth with respect to such Holder on Annex A hereto under the column entitled "Conversion Shares" (collectively, the "Conversion Shares").

      2. CLOSING. The Company shall, immediately upon, and subject to, the receipt of (i) a fully executed copy of this Agreement, (ii) a properly completed and executed Election To Convert, and (iii) a fully executed Second Waiver and Amendment, in each case from each Holder and each other holder of outstanding Notes as of the date hereof, transmit to the Trustee a properly executed Officers' Certificate of the Company pursuant to the Indenture, a form of which is attached hereto as Exhibit B. Subject to compliance with the terms of the Notes, immediately upon confirmation of receipt of the Officers' Certificate by the Trustee, the Company shall deliver to each Holder the Conversion Shares. The Company shall deliver all such Conversion Shares electronically to each such Holder in accordance with written instructions from each such Holder.

      3. REGISTRATION STATEMENT. Immediately after the issuance of the Shares to the Holders, the Company shall file a Form S-3 registration statement (the "462 Registration Statement") pursuant to Rule 462(b) and General Instruction IV to Form S-3, both as promulgated under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's effective, current Form S-3 "shelf" registration statement (file no. 333-101434) (as amended and supplemented, and together with the 462 Registration Statement, the "Registration Statement") on file with the Securities and Exchange Commission, in order to register the resale by the Holders of the Extra Shares thereunder. Concurrent with such filing, the Company shall also prepare and file an additional prospectus supplement (subject to reasonable approval and comment by the Holders and their counsel) for use by the Holders with respect to the Registration Statement.

      4. LIMITATION ON SALES OF COMMON STOCK BY HOLDERS. Each Holder hereby agrees not to knowingly sell to a single purchaser or group of affiliated purchasers more than 2 million shares of Common Stock registered by the Registration Statement in a single transaction or a series of related transactions.

      5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Holders that:

            (a) Due Organization and Good Standing. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Idaho, with all requisite power and authority under such laws to own, lease and operate its properties, to conduct its business as now being conducted and to enter into and perform its obligations under this Agreement.


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            (b) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement is limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions").

            (c) Valid Issuance of Common Stock. The Shares, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, will have the rights, preferences, privileges and restrictions described in the Company's Certificate of Incorporation, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. Subject to applicable restrictions on transfer, the issuance and delivery of the Shares are not subject to any preemptive or other similar rights or any security interest, mortgage, liens, encumbrances or equitable right except as specifically set forth in the Company's Certificate of Incorporation or this Agreement.

            (d) Absence of Conflicts. The execution, delivery and performance of this Agreement and compliance by the Company with the terms of this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien upon any properties or assets of the Company or any of its subsidiaries and the Company need not give any notice, make any filing, or obtain any authorization, consent or approval in order to consummate the transactions contemplated herein, except for the required consent set forth on Schedule 5(d), which such consent has been received by the Company as of the date hereof.

            (e) Non-public Information. The Company has not disclosed to the Holders, orally or in writing, any information (including information contained in this Agreement or any schedule to this Agreement) of which the Company's directors or officers are aware, that has not been disclosed to the public in any reports required to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, which the Company considers to be material to the financial condition, operating results or assets of the Company or that it considers material to purchasers and sellers of the Company's Common Stock.

      6. REPRESENTATIONS AND WARRANTIES OF THE HOLDERS. Each Holder represents and warrants to the Company that:

            (a) Investment Intent. The Holder is acquiring the Shares pursuant to this Agreement with its own funds or property for its own account and not as a nominee or agent for the account of any other person. The Holder is acquiring the Shares for investment purposes and not with a view to the sale or distribution of any Shares in contravention of the Securities Act.

            (b) No Public Offering. The Holder is able to bear the economic risk of its investment in the Shares. The Holder is aware that it must be prepared to hold the Shares for an


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
indefinite period and that the Shares have not been, and when issued will not be, registered under the Securities Act or registered or qualified under any state securities law, on the ground that the Shares are being issued by the Company without any public offering within the meaning of Section 4(2) of the Securities Act. The Holder understands that the Company's reliance on such exemption is predicated on the Holder's representations set forth herein; provided, however, that by making the representations herein, such Holder does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

            (c) Receipt of Information. The Holder has had an opportunity to discuss the terms and conditions of the offering of the Shares and the Company's business, management and financial affairs with the Company's management and to obtain additional information necessary to verify the accuracy of any information furnished to the Holder or to which the Holder had access. The Holder is not subscribing for the Shares as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any solicitation of a subscription by any person not previously known to the Holder in connection with investments in securities generally.

            (d) Securities will be "Restricted Securities". The Holder understands that the Shares will be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and, accordingly, that the Shares may not be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder understands and agrees that, except as provided herein, the Company is not under any obligation to register the Shares under the Securities Act. The Holder is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless the conditions of that Rule are met or such rule is no longer applicable.

            (e) Accredited Investor. The Holder has been advised or is aware of the provisions of Regulation D under the Securities Act relating to the accreditation of Holders, and the Holder is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

            (f) Sophistication of the Holder. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the investment contemplated by this Agreement and has the capacity to protect its own interests. The Holder acknowledges that investment in the Shares is highly speculative and involves a substantial and high degree of risk of loss of the Holder's entire investment. The Holder has adequate means of providing for current and anticipated financial needs and contingencies, is able to bear the economic risk of the investment for an indefinite period of time and could afford complete loss of such investment.

            (g) Brokers' Fees. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Holder.

            (h) Due Organization and Good Standing of the Holder. The Holder has been duly organized and is validly existing as an entity in good standing under the laws of the state of


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its organization, with all requisite power and authority under such laws to enter into and perform its obligations under this Agreement.

            (i) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Holder and constitutes a valid and legally binding agreement of the Holder, enforceable against the Holder in accordance with its terms, except as enforcement is limited by the Enforceability Exceptions.

      7. INDEMNIFICATION AND CONTRIBUTION.

            7.1 Indemnification.

            (a) The Company (the "Indemnifying Party") hereby agrees to indemnify each Holder and its agents and affiliates (collectively, the "Indemnified Parties") against, and hold them harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and reasonable attorneys' fees and expenses) (collectively, "Losses") incurred by them and arising out of or related to the transactions contemplated by this Agreement as a result of (i) any breach of any representation, warranty, agreement or covenant of the Company contained herein, (ii) any allegations, claims or investigations by shareholders or governmental entities of a breach of fiduciary duty or other misconduct by the Company's officers or directors, and (iii) any other shareholder derivative actions (it being understood that Losses shall exclude any monetary loss resulting from the resale, or other decline in value, of any Common Stock issued pursuant to this Agreement provided that such exclusion shall not prevent the Indemnified Parties from seeking indemnification or damages from the Indemnifying Party under any other applicable provision of this Agreement), other than to the extent, and only to the extent, that any Losses directly result from action on the part of any Indemnified Party which is finally judicially determined to constitute either gross negligence or willful misconduct. The Indemnifying Party agrees to reimburse any Indemnified Party for all such Losses promptly after such Losses are finally judicially determined to be subject to indemnification hereunder. The obligations of the Indemnifying Party to each Indemnified Party hereunder shall be separate obligations and the Indemnifying Party's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

            (b) The obligations of the Indemnifying Party under this Section 7.1 shall survive the termination of this Agreement; provided that the warranties and representations of the Company and each Holder contained in or made pursuant to this Agreement shall expire and terminate on the date that is eighteen (18) months following the closing as set forth in Section 2 hereof (the "Closing"); provided further that such representations and warranties shall survive for the duration of a claim, if any, for indemnification alleging a breach of such representations or warranties that is made during such eighteen (18) months following the Closing.

            (c) In case any action shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party hereunder, such Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall, if it so desires, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Indemnifying Party shall not affect any obligation the


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
Indemnifying Party may have to any Indemnified Party under this Agreement or otherwise unless the Indemnifying Party is materially adversely affected by such failure. Each Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party has agreed in writing (other than pursuant to this Agreement) to pay such expenses; or (ii) the Indemnifying Party, after timely notice of such claim, has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include any Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by outside counsel that there may be one or more legal defenses available to it which are inconsistent with or additional to those available to the Indemnifying Party, provided that, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel in the circumstances described in clauses (i), (ii) or (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding; provided, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any necessary local counsel), which counsel shall be designated by such Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld). The Indemnifying Party agrees that it will not, without the Indemnified Parties' prior written consent (which shall not be unreasonably withheld) settle or compromise any pending or threatened claim, action or suit in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release of the Indemnified Parties from all liability and obligation arising therefrom.

            7.2 Contribution.

            If the indemnification provided for in Section 7.1 is unavailable to any Indemnified Party in respect of any Losses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have an obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, its subsidiaries and/or any other entity or person (other than the Holders and the other Indemnified Parties) and such Indemnified Party in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.1, any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with any investigation, lawsuit or legal or administrative action or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.


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      8. EXPENSES. The Company shall be responsible for all of its expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and delivery to the Holders of this Agreement, the Conversion Shares, the 462 Registration Statement and such other documents as may be required in connection with this Agreement, (ii) the fees and disbursements of the Company's counsel, accountants and other advisors and (iii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee. In addition, the Company agrees to promptly reimburse each Holder for the reasonable fees and expenses of Latham & Watkins LLP, counsel for the Holders, in connection with the transactions contemplated hereby, including all work done prior to the date hereof with respect to the circumstances surrounding the Waiver and Amendment, upon submission of reasonable invoices for the services of Latham & Watkins LLP (subject to maintenance of the attorney-client privilege between Latham & Watkins LLP and each Holder).

      9. MISCELLANEOUS.

            (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to any Holder shall be directed to the name and address of such Holder as set forth on Annex A attached hereto, with a copy to Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071, Attention: Thomas C. Sadler, Esq., and notices to the Company shall be directed to Coeur d'Alene Mines Corporation, 505 Front Avenue, P.O. Box I, Coeur d'Alene, Idaho 83816-0316, Attention: General Counsel, with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, Attention: Andrew E. Bogen, Esq.

            (b) Assignment. Neither the Company nor any Holder may assign or delegate (whether by contract or operation of law, it being agreed that a merger (other than a merger that does not constitute a "Change of Control" as defined in the Indenture) shall be deemed to constitute an assignment) its rights, duties or obligations under this Agreement without the prior written consent of the other party hereto. Any attempted or purported assignment or delegation in violation of the preceding sentence shall be void.

            (c) Amendment. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each of the Holders.

            (d) Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (e) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAWS PERTAINING TO CONFLICTS OR CHOICE OF LAW, OF THE STATE OF NEW YORK.


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            (f) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

            (g) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

                            [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above first written.

                                       COEUR D'ALENE MINES CORPORATION

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       HOLDERS:

                                       [NAME OF HOLDER]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                 [signature page to Early Conversion Agreement]

                                     ANNEX A

HOLDER               Principal Amount
                      of Notes to be                          Total Shares to be
                       Converted        Indenture Shares 1          Received
-------------------------------------------------------------------------------
                      $
[Name of Holder]

Address of Holder:

-------------------

-------------------
Attn:
     --------------
Facsimile:
          ---------



--------
1 For informational purposes only.


                                       A-1